EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER, dated as of February 9, 2004 (the "Agreement"), among North Atlantic Trading Company, Inc., a Delaware corporation ("NATC"), North Atlantic Holding Company, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NATC ("Holdco"), and NATC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Holdco ("Merger Sub").

           WHEREAS, NATC is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue a total of 7,500,000 shares, consisting of: (i) 750,000 shares of voting common stock, par value $0.01 per share ("NATC Voting Common Stock"); (ii) 750,000 shares of non-voting common stock, par value $0.01 per share ("NATC Non-Voting Common Stock" and, together with the NATC Voting Common Stock, the "NATC Common Stock"); and (iii) 6,000,000 shares of preferred stock, par value $0.01 per share ("NATC Preferred Stock");

           WHEREAS, Holdco is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue a total of 1,250,000 shares, consisting of (i) 1,000,000 shares of voting common stock, par value $0.01 per share ("Holdco Common Stock"), of which ten (10) shares are issued and outstanding; and (ii) 250,000 shares of preferred stock, par value $0.01 per share ("Holdco Preferred Stock"), of which no shares are issued and outstanding;

           WHEREAS, as of the date hereof, NATC holds of record all of the issued and outstanding shares of Holdco Common Stock;

           WHEREAS, Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 100 shares, in a single class of common stock, par value $0.01 per share ("Merger Sub Common Stock"), of which as of the date hereof, ten (10) shares are issued and outstanding;

           WHEREAS, as of the date hereof, Holdco holds of record all of the issued and outstanding shares of Merger Sub Common Stock;

           WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of Holdco Common Stock are the same as those of the NATC Voting Common Stock;

           WHEREAS, Holdco and Merger Sub are newly formed corporations organized for the purposes of participating in the transactions contemplated by this Agreement;


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           WHEREAS, the respective Boards of Directors of NATC, Holdco and
Merger Sub have each approved and declared advisable this Agreement and the merger of Merger Sub with and into NATC with NATC as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, pursuant to which (i) each issued and outstanding share of NATC Voting Common Stock shall be converted into the right to receive one share of Holdco Common Stock; (ii) each issued and outstanding share of Merger Sub Common Stock shall be converted in to one issued and outstanding share of common stock of the Surviving Corporation (as defined below); and (iii) all of the issued and outstanding shares of Holdco Common Stock held by NATC will be cancelled, so that after the Merger all of the outstanding NATC Common Stock will be owned by Holdco and all of the outstanding shares of Holdco Common Stock will be owned by those stockholders who previously owned the outstanding shares of NATC Voting Common Stock; and

           WHEREAS for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a transaction under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   The Merger
                                   ----------

           SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into NATC at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of Merger Sub shall cease and NATC shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL. NATC as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

           SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

           SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed, acknowledged and filed with the Secretary of State of the State of Delaware by NATC in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent time as Merger Sub and NATC shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time").


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           SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

           SECTION 1.05. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either NATC or Merger Sub acquired or to be acquired by such Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of NATC or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           SECTION 1.06. Certificate of Incorporation and Bylaws of the Surviving Corporation. (a) From and after the Effective Time, the Restated Certificate of Incorporation of NATC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

           (b) From and after the Effective Time, the bylaws of NATC as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

           SECTION 1.07. Directors of the Surviving Corporation. The directors of NATC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           SECTION 1.08. Officers of the Surviving Corporation. The officers of NATC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE II

                Effect of the Merger on the Capital Stock of NATC
                -------------------------------------------------
                           and Merger Sub Common Stock
                           ---------------------------

           SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of NATC, Holdco or Merger Sub or the holder of any of the following securities:

           (a) Each share or fraction of a share of NATC Voting Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, duly issued, fully paid and nonassessable share of Holdco Common Stock.

           (b) Each share of Merger Sub Common stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of voting common stock, par value $0.01 per share, of the Surviving Corporation.

           (c) Each issued and outstanding share of Holdco Voting Common stock owned by record by NATC immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

           (d) Each issued and outstanding share of NATC Preferred Stock shall remain unchanged and continue as one share of Preferred Stock of the Surviving Corporation.

           (e) From and after the Effective Time, holders of certificates formerly evidencing NATC Voting Common Stock shall cease to have any rights as stockholders of NATC, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 2.02 herein.

           SECTION 2.02. Stock Certificates. At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the Holdco Common Stock, will, in each case, be identical with those of the NATC Voting Common Stock immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced NATC Voting Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdco Common Stock.


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                                   ARTICLE III

                              Additional Agreements
                              ---------------------

           SECTION 3.01. Assumption of Option Plans and Warrants. NATC and Holdco will take all actions necessary or desirable in order for Holdco to assume all of the obligations of NATC pursuant to (i) the Warrant Agreement, dated as of June 25, 1997, between NATC and United Trust Company of New York, as warrant agent, (ii) the Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment Management, LLC by NATC, dated September 30, 2002, (iii) the Warrant to Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by NATC, dated as of June 4, 2001, (iv) the 1997 Share Incentive Plan and (v) the 2002 Share Incentive Plan.


                                   ARTICLE IV


                        Termination, Amendment and Waiver
                        ---------------------------------

           SECTION 4.0l. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time.

           SECTION 4.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NATC, Holdco or Merger Sub other than the provisions of this Section 4.02 and
Article V.

           SECTION 4.03. Amendment. At any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of NATC, Holdco or Merger Sub, this Agreement may be amended by the parties hereto at any time by an instrument in writing; provided, however, after any such stockholder approval, no amendment shall be made which by law requires the further approval of such stockholders without such further approval.

           SECTION 4.04. Waiver. At any time prior to the Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

           SECTION 4.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 4.01, an amendment of this Agreement pursuant to Section 4.03 or a waiver pursuant to Section 4.04 shall, in order to be effective, require in the case of NATC, Holdco and Merger Sub, action by its Board of Directors or the duly authorized designee of its Board of Directors to the extent permitted by law.


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                                    ARTICLE V

                               General Provisions
                               ------------------

           SECTION 5.01. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred attached hereto) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer any rights or remedies upon any person other than the parties.

           SECTION 5.02. Transfer Taxes. All transfer, documentary and other similar taxes (including any interest, penalties or additions with respect thereto) and all filing, recording and other similar fees, in each case, attributable to the transactions contemplated by this Agreement shall be paid by NATC.

           SECTION 5.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

           SECTION 5.04. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           SECTION 5.05. Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile), and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.


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           IN WITNESS WHEREOF, NATC, Holdco and Merger Sub have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            NORTH ATLANTIC TRADING COMPANY, INC.

                                            By:    /s/ David I. Brunson
                                                --------------------------------
                                                 Name:   David I. Brunson
                                                 Title:  President and Chief
                                                         Financial Officer

                                            NORTH ATLANTIC HOLDING COMPANY, INC.

                                            By:  /s/ David I. Brunson
                                                --------------------------------
                                                Name:  David I. Brunson
                                                Title: President and Chief
                                                       Financial Officer


                                            NATC MERGER SUB, INC.

                                            By:  /s/ Thomas F. Helms, Jr.
                                                --------------------------------
                                                Name:  Thomas F. Helms, Jr.
                                                Title: President


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